                                                                   Exhibit 10.11

                            MASTER SECURITY AGREEMENT
                                   NO. 5051091
                     Dated as of May 31, 2005 ("AGREEMENT")

     THIS AGREEMENT is between OXFORD FINANCE CORPORATION (together with its successors and assigns, if any, "SECURED PARTY") and Alsius Corporation ("DEBTOR"). Secured Party has an office at 133 N. Fairfax Street, Alexandria, VA 22314. Debtor is a corporation organized and existing under the laws of the state of California. Debtor's mailing address and chief place of business is 15770 Laguna Canyon Road, Suite 150, Irvine, California 92618.

1. CREATION OF SECURITY INTEREST.

     Debtor grants to Secured Party, its successors and assigns, a security interest in and against the Collateral (as that term is defined herein). This security interest is given to secure the payment and performance of all debts, obligations and liabilities of any kind whatsoever of Debtor to Secured Party under this Agreement and the Debt Documents, now existing or arising in the future, including but not limited to the payment and performance of certain Promissory Notes from time to time executed by Debtor (collectively "NOTES" and each a "NOTE"), and any renewals, extensions and modifications of such debts, obligations and liabilities (such Notes, debts, obligations and liabilities are called the "INDEBTEDNESS").

     If Debtor shall at any time acquire a commercial tort claim, as defined in the Code, Debtor shall immediately notify Secured Party in writing signed by Debtor of the brief details thereof and grant to Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Secured Party.

     Unless otherwise provided by applicable law, notwithstanding anything to the contrary contained in this Agreement, to the extent that Secured Party asserts a purchase money security interest in any items of Collateral (the "PMSI COLLATERAL"): (i) the PMSI Collateral shall secure only that portion of the Indebtedness which has been advanced by Secured Party to enable Debtor to purchase, or acquire rights in or the use of such PMSI Collateral (the "PMSI INDEBTEDNESS"), and (ii) no other Collateral shall secure the PMSI Indebtedness.

     If Debtor at any time achieves Seven Million Dollars ($7,000,000) in revenues during a continuous 12-month period, then Debtor may, at its option, incur Additional Indebtedness as set forth in clause (v) of the definition of Permitted Indebtedness (the "A/R FACILITY"). Secured Party agrees that the Liens granted to it hereunder in Account Collateral shall be subordinate to the Liens of the future lender providing the A/R Facility. Notwithstanding the foregoing, the Indebtedness hereunder shall not be subordinate in right of payment to any obligations to other lender and Secured Party's rights and remedies hereunder shall not in any way be subordinate to the rights and remedies of any such lender. So long as no default has occurred, Secured Party agrees to execute and deliver such agreements and documents as may be reasonably requested by Debtor or other lenders from time to time which set forth the lien subordination described in this paragraph and are reasonably acceptable to Secured Party. Secured Party shall have no obligation to execute any agreement or document which would impose obligations, restrictions or lien priority on Secured Party which are less favorable to Secured Party than those described in this paragraph. "ACCOUNT COLLATERAL" means Debtor's accounts receivable due or to become due to Debtor under all purchase orders and contracts for the sale of products or the performance of services or both by Debtor (and related general intangibles in the nature of rights to payment) and the proceeds thereof).

2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR.

     Debtor represents, warrants and covenants as of the date of this Agreement and as of the date of each Note (as appropriate) that:

     (a) Due Organization. Debtor's exact legal name is as set forth in the preamble of this Agreement and Debtor is, duly organized, existing and in good standing under the laws of the State set forth in the preamble of this Agreement, has its chief executive offices at the location specified in the preamble, and is, and will remain duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations;

     (b) Power and Capacity to Enter Into and Perform Obligations. Debtor has adequate power and capacity to enter into, and to perform its obligations under this Agreement, each Note and any other documents evidencing, or given in connection with, any of the Indebtedness (all of the foregoing are called the "DEBT DOCUMENTS");

     (c) Due Authorization. This Agreement and the other Debt Documents have been duly authorized, executed and delivered by Debtor and constitute legal, valid and binding agreements enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws;


                                                              Initial Alsius WW
                                                                             ---
                                                              Initial Oxford MJA
                                                                             ---

     (d) Approvals and Consents. No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into, or performance by Debtor of any of the Debt Documents, except any already obtained;

     (e) No Violations or Defaults. The entry into, and performance by, Debtor of the Debt Documents will not (i) violate any of the organizational documents of Debtor or any judgment, order, law or regulation applicable to Debtor, or (ii) result in any breach of or constitute a default under any contract to which Debtor is a party, or result in the creation of any lien, claim or encumbrance on any of Debtor's property (except for liens in favor of Secured Party) pursuant to any indenture, mortgage, deed of trust, bank loan, credit agreement, or other agreement or instrument to which Debtor is a party;

     (f) Litigation. There are no suits or proceedings pending in court or before any commission, board or other administrative agency against or affecting Debtor which could, in the aggregate, have a material adverse effect on Debtor, its business or operations, or its ability to perform its obligations under the Debt Documents, nor does Debtor have reason to believe that any such suits or proceedings are threatened;

     (g) Solvency. The fair salable value of Debtor's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Debtor is not left with unreasonably small capital after the transactions in this Agreement or any Notes and Debtor is able to pay its debts (including trade debts) as they mature.

     (h) Financial Statements Prepared In Accordance with GAAP. All financial statements delivered to Secured Party in connection with the Indebtedness have been prepared in accordance with generally accepted accounting principles, and since the date of the most recent financial statement, there has been no material adverse change in Debtor's financial condition;

     (i) Use of Collateral. The Collateral is not, and will not be, used by Debtor for personal, family or household purposes;

     (j) Collateral in Good Condition and Repair. The Collateral is, and will remain, in good condition and repair and Debtor will not be negligent in its care and use;

     (k) Ownership of Collateral. Debtor is, and will remain, the sole and lawful owner, and in possession of, the Collateral, and has the sole right and lawful authority to grant the security interest described in this Agreement;

     (l) Encumbrances. The Collateral is, and will remain, free and clear of all liens, claims and encumbrances of any kind whatsoever, except for Permitted Liens;

     (m) Intellectual Property. Debtor will take all reasonable steps to (i) protect, defend and maintain the validity and enforceability of the Intellectual Property and promptly advise Secured Party in writing of material infringements and (ii) not allow any Intellectual Property material to Debtor's business to be abandoned, forfeited or dedicated to the public without Secured Party's written consent;

     (n) Taxes. All federal, state and local tax returns required to be filed by Debtor have been filed with the appropriate governmental agencies and all taxes due and payable by Debtor have been timely paid. Debtor will pay when due all taxes, assessments and other liabilities except as contested in good faith and by appropriate proceedings and for which adequate reserves have been established;

     (o) No Defaults. No event or condition exists under any material agreement, instrument or document to which Debtor is a party or may be subject, or by which Debtor or any of its properties are bound, which constitutes a default or an event of default thereunder, or will, with the giving of notice, passage of time, or both, would constitute a default or event of default thereunder;

     (p) Certification of Financial Information. All reports, certificates, schedules, notices and financial information submitted by Debtor to the Secured Party pursuant to this Agreement shall be certified as true and correct by the president or chief financial officer of Debtor; and

     (q) Notice of Material Adverse Change. Debtor shall give the Secured Party prompt written notice of any event, occurrence or other matter which
          (a) has resulted or is likely to result in a material adverse change in its financial condition, business operations, prospects, product development, technology, or business or contractual relations with third parties of Debtor, or (b) which would impair the ability of Debtor to perform its obligations hereunder or under any of the other financing agreements to which it is a party, or (c) which would impair the ability of Secured Party to enforce the Indebtedness or realize upon the Collateral.

     (r)  .[intentionally omitted]


                                                              Initial Alsius WW
                                                                             ---
                                                              Initial Oxford MJA
                                                                             ---

     (s) Transactions with Affiliates. Debtor shall not, without the prior written consent of Secured Party, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Debtor except for equity financings and transactions that are in the ordinary course of Debtor's business, upon fair and reasonable terms that are no less favorable to Debtor than would be obtained in an arm's length transaction with a nonaffiliated Person.

     (t) Audits. Debtor shall allow Secured Party to audit Debtor's Collateral at Debtor's expense, which amount shall not exceed $2,500. Such audits will be conducted no more often than annually unless a default has occurred and is continuing.

     (u) Primary Account and Wire Transfer Instructions. Debtor maintains its Primary Account (the "PRIMARY OPERATING ACCOUNT") and the Wire Transfer Instructions for the Primary Operating Account are as follows:

             Silicon Valley Bank
             3003 Tasman Drive
             Santa Clara, CA  95054
             ABA No.: 121140399
             Account No.: 3300392162 (Checking Account)
             Account Name: Alsius Corporation

     Debtor hereby agrees that Loans will be advanced to the account specified above and regularly scheduled payments will be automatically debited from the same account. In addition to the Primary Operating Account identified hereinabove, Debtor maintains the following other deposit and investment accounts:

             Silicon Valley Bank
             3003 Tasman Drive
             Santa Clara, CA  95054
             ABA No.: 121140399
             Account No.: 0600309575 (Money Market Account
                          #886-00101-1-8ZGQ - Investment Securities)
             Account Name: Alsius Corporation

     (v) Right to Invest. Debtor hereby grants to Secured Party a right (but not an obligation) to invest in each Subsequent Financing of Debtor, up to (A) $750,000 if the Subsequent Financing is $4,000,000 or more of gross cash proceeds to Debtor, or (B) $375,000 if the Subsequent Financing is less than $4,000,000 gross cash proceeds to Debtor, all on the same terms, conditions and pricing offered to the lead investor of such financing. Debtor shall give Secured Party at least twenty
          (20) days prior written notice of each Subsequent Financing containing the terms, conditions and pricing of each Subsequent Financing. As used herein, "SUBSEQUENT FINANCING" shall mean the next and any future round of private equity financing in which the Debtor receives, in the aggregate, at least $2,000,000 of gross cash proceeds (excluding any bridge debt financing except to the extent actually converted to equity in the Debtor). The rights granted to Secured Party under this
          Section 2(v) shall terminate upon Debtor's merger with or consolidation into any other entity or a sale of all or substantially all of Debtor's assets

     (w) Notice of Investor Abandonment. Debtor shall give the Secured Party prompt written notice Secured Party if (a) it is the clear intention of Debtor's investors to not continue to fund the Debtor in the amounts and timeframe necessary to enable Debtor to satisfy the Indebtedness as it becomes due and payable or (b) there is a material impairment in the perfection or priority of the Secured Party's security interest in the Collateral.

3. COLLATERAL.

     The Debtor, covenants and agrees that, so long as any of the Debt Documents shall remain in effect, or unless the Secured Party shall otherwise consent in writing:

     (a) Possession of Collateral; Inspection of Collateral. Until the declaration of any default, Debtor shall remain in possession of the Collateral; except that Secured Party shall have the right to possess
          (i) any chattel paper or instrument that constitutes a part of the Collateral, and (ii) any other Collateral in which Secured Party's security interest may be perfected only by possession. Secured Party may inspect any of the Collateral during normal business hours after giving Debtor reasonable prior notice.

     (b) Maintenance of Collateral. Debtor shall (i) use the Collateral only in its trade or business, (ii) maintain all of the Collateral in good operating order and repair, normal wear and tear excepted, (iii) use and maintain the Collateral only in compliance with manufacturers recommendations and all applicable laws, and (iv) keep all of the Collateral free and clear of all liens, claims and encumbrances (except for Permitted Liens).

     (c) Disposition of Collateral. Secured Party does not authorize and Debtor agrees it shall not (i) part with possession of any of the Collateral (except to Secured Party, for maintenance and repair or in the sale of goods in the ordinary course of business), (ii) remove any of the Collateral from the continental United States (other than the following Collateral: (aa) approximately 40 Cool Guard Systems located at customer sites in Europe, and


                                                              Initial Alsius WW
                                                                             ---
                                                              Initial Oxford MJA
                                                                             ---

          (bb) office furniture, laptop computers, 2 vehicles, leasehold improvements, inventory necessary for maintenance and repair of customer systems and other miscellaneous equipment necessary for Debtor's service center in the Netherlands in an aggregate value not exceeding $400,000.00] or (iii) sell, rent, lease, mortgage, license, grant a security interest in or otherwise transfer or encumber (except for Permitted Liens or the sale of goods in the ordinary course of business) any of the Collateral. Once goods are sold in the ordinary course of business, Secured Party shall have no further security interest in such goods, and such goods shall be released from any liens by Secured Party; provided that Secured Party keeps a security interest in all proceeds of such sold goods. .

     (d) Taxes. Debtor shall pay promptly when due all taxes, license fees, assessments and public and private charges levied or assessed on any of the Collateral, on its use, or on this Agreement or any of the other Debt Documents. At its option, if Debtor has failed to do so, Secured Party may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance, insurance and preservation of the Collateral and effect compliance with the terms of this Agreement or any of the other Debt Documents. Debtor agrees to reimburse Secured Party, on demand, all reasonable costs and expenses incurred by Secured Party in connection with such payment or performance and agrees that such reimbursement obligation shall constitute Indebtedness.

     (e) Books and Records. Debtor shall, at all times, keep accurate and complete records of the Collateral, and Secured Party shall have the right to inspect and make copies of all of Debtor's books and records relating to the Collateral during normal business hours, after giving Debtor reasonable prior notice.

     (f) Third Party Possession of Collateral. Debtor agrees and acknowledges that any third person who may at any time possess all or any portion of the Collateral shall be deemed to hold, and shall hold, the Collateral as the agent of, and as pledge holder for, Secured Party. Secured Party may at any time give notice to any third person described in the preceding sentence that such third person is holding the Collateral as the agent of, and as pledge holder for, the Secured Party.

     (g) Receivables. As to each and every Receivable (a) it is a bona fide existing obligation, valid and enforceable against the Account Debtor for a sum certain for sales of goods shipped or delivered, or goods leased, or services rendered in the ordinary course of business; (b) all supporting documents, instruments, chattel paper and other evidence of indebtedness, if any, delivered to the Secured Party are complete and correct and valid and enforceable in accordance with their terms, and all signatures and endorsements that appear thereon are genuine, and all signatories and endorsers, to Debtor's knowledge, have full capacity to contract; (c) to the best of the Debtor's knowledge, the Account Debtor is liable for and will make payment of the amount expressed in such Receivable according to its terms; (d) except in the ordinary course of business, it will be subject to no discount, deduction, setoff, counterclaim, return, allowance or special terms of payment without the prior approval of the Secured Party; (e) it is subject to no dispute, defense or offset, real or claimed; (f) it is not subject to any prohibition or limitation upon assignment; (g) it has not been redated or reissued in satisfaction of prior Receivables; (h) the Debtor has full right and power to grant the Secured Party a security interest therein and the security interest granted in such Receivable to the Secured Party in this Agreement, when perfected, will be a valid first security interest which will inure to the benefit of the Secured Party without further action. The warranties set out herein shall be deemed to have been made with respect to each and every Receivable now owned or hereafter acquired by the Debtor.

     (h) Bailees. The Inventory is not now and shall not at any time hereafter be stored with a bailee, warehouseman, or similar party without the Secured Party's prior written consent. If any Inventory is so stored, the Debtor will, concurrent with storing such Inventory, cause any such bailee, warehouseman, or similar party to issue and deliver to the Secured Party, in a form acceptable to the Secured Party, warehouse receipts in the Secured Party's name evidencing the storage of the Inventory. All such warehouse receipts do and will evidence ownership of the Inventory stored by the issuers thereof, and the holder thereof is and will continue to be the owner of good and marketable title of same, free and clear of any Liens or encumbrances. All such warehouse receipts are and will be genuine, valid and enforceable by the holder thereof in accordance with their terms and all statements thereon are and will be true and accurate in all respects.

     (i) Change of Address. All of the Collateral is located in and will in the future be in the possession of the Debtor at its address stated above or at such other addresses as may be set forth on the attached Schedule A. The Debtor has not at any time within the past four (4) months either (a) maintained Inventory or Equipment or (b) maintained its chief executive office or its records with respect to the Receivables at any other location and shall not do so hereafter except with the prior written consent of the Secured Party. The Secured Party shall be entitled to rely upon the foregoing unless it receives 14 days' advance written notice of a change in the address of the Debtor's executive offices or location of the Collateral.

     (j) Schedules of Receivables. Upon the written request of Secured Party, deliver to the Secured Party schedules of all outstanding Receivables. Such schedules shall be in form satisfactory to the Secured Party and shall show the age of such Receivables in intervals of not more than thirty (30) days, and contain such other information and be accompanied by such supporting documents as the Secured Party may from time to time prescribe. The Debtor shall also deliver to the Secured Party copies of the Debtor's invoices, sales journals, evidences of shipment or delivery and such other schedules and information as the Secured Party may reasonably request. The items to be provided under this Section are to be prepared and


                                                              Initial Alsius WW
                                                                             ---
                                                              Initial Oxford MJA
                                                                             ---
          delivered to the Secured Party from time to time solely for its convenience in maintaining records of the Collateral and the Debtor's failure to give any of such items to the Secured Party shall not affect, terminate, modify or otherwise limit the Secured Party's security interest granted herein.

     (k) Consignment. If at any time any of the Inventory is placed by the Debtor on consignment, other than goods placed with dealers, with any person or entity ("CONSIGNEE"), the Debtor shall, prior to the delivery of such consigned Inventory:

               a. Provide the Secured Party with all consignment agreements and other instruments and documentation to be used in connection with such consignment, all of which agreements, instruments, and documentation shall be acceptable in form and substance to the Secured Party;

               b. Prepare and file appropriate financing statements with respect to any consigned Inventory showing the Consignee as debtor, the Debtor as secured party, and the Secured Party as assignee of the Debtor;

               c. Prepare and file appropriate financing statements with respect to any consigned Inventory showing the Debtor as debtor, and the Secured Party as secured party;

               d. After all financing statements referred to in the previous two subsections have been filed, conduct a search of all filings made against the Consignee in all jurisdictions in which the Inventory to be consigned is to be located while on consignment, and deliver to the Secured Party copies of the results of all such searches; and

               e. Notify, in writing, all creditors of the Consignee that are or may be holders of security interests in the Inventory to be consigned, that the Debtor expects to deliver certain Inventory to the Consignee, all of which Inventory shall be described in such notice by item or type.

     (l) Fixtures. Not permit any item of the Equipment to become a fixture to real estate or an accession to other property without the prior written consent of the Secured Party, and the Equipment is now and shall at all times remain personal property except with the Secured Party's prior written consent. If any of the Collateral is or will be attached to real estate in such a manner as to become a fixture under applicable state law and if such real estate is encumbered, the Debtor will obtain from the holder of each Lien or encumbrance a written consent and subordination to the security interest hereby granted, or a written disclaimer of any interest in the Collateral, in a form acceptable to the Secured Party.

     (m) Chattel Paper. Promptly, upon request by the Secured Party, deliver, assign, and endorse to the Secured Party all chattel paper and all other documents held by the Debtor in connection therewith.

     (n) Copies of Government Contracts. Make available to the Secured Party, at the request of the Secured Party, a copy of each Government Contract in which the Secured Party has a security interest and a copy of each amendment thereto or modification thereof which changes the price of such contract or the amount funded to pay for such contract, except to the extent that furnishing such copies may be prohibited by government security regulations. Attached hereto as Schedule B is a complete list of all Government Contracts under which Receivables now exist or may hereafter arise, identified by the names of the contracting parties thereto, the date thereof and the number identifying the Government Contract or agreement and providing information in the form specified by the Secured Party from time to time regarding the contracting officer, the identity of any sureties and the disbursing officer, whether progress payments are to be made and the rate thereof, whether the Government Contract or agreement has been fully performed and such other information as the Secured Party may request. A true, complete and correct copy of each such Government Contract (including all modifications thereto and notice of exercise of options thereunder) now existing has been provided to the Secured Party by the Debtor. The Debtor shall as soon as practicable (but in no event later than five days prior to the date of execution thereof) notify the Secured Party of any additional Government Contracts, or any renewals or extensions of any Government Contract or the exercise of any options thereunder or modifications thereof, identified by the names of the contracting parties thereto, the date thereof and the number identifying the Government Contract or agreement and providing information in the form specified by the Secured Party from time to time regarding the contracting officer, the identity of any sureties and the disbursing officer, whether progress payments are to be made and the rate thereof, and such other information as the Secured Party may request, and a true, complete and correct copy of each such Government Contract, amendment or modification or exercise of option shall be provided to the Secured Party by the Debtor no later than the date of execution thereof.

     (o) Claims and Disputes. Immediately upon learning thereof, report to the Secured Party any reclamation, return or repossession of goods except returns made in the ordinary course of business, any claim or dispute asserted by any Account Debtor or other obligor, and any other matter affecting the value and enforceability or collectability of any of the Collateral. In addition, the Debtor shall, at its sole cost and expense (including attorneys' fees), settle any and all such claims and disputes and indemnify and protect the Secured Party against any liability, loss or expense arising therefrom or out of any such reclamation, return or repossession of goods, provided, however, that the Secured Party, if Debtor is not doing so, and if it shall so elect, shall have the right at all times to settle, compromise, adjust or litigate all claims or disputes directly with the Account Debtor or other obligor upon such terms and conditions as the Secured Party deems advisable and charge all costs and expenses thereof (including reasonable attorneys' fees) to the Debtor's account and add them to the principal amount of the Indebtedness.


                                                              Initial Alsius WW
                                                                             ---
                                                              Initial Oxford MJA
                                                                             ---

     (p) Government Contracts Are Binding, Etc. Take the necessary or appropriate steps to ensure that all Government Contracts have been, or if arising hereafter will be, legally awarded and binding on the parties thereto; no payment has been or will be made by the Debtor, any affiliate, or any person acting on their behalf, to any person that was, is or will be contingent upon the award of any Government Contract in violation of applicable procurement law or that would otherwise be in violation of applicable procurement law (including, but not limited to, the Federal Acquisition Regulations, the Defense Acquisition Regulations, the Federal Procurement Regulations and the Armed Services Procurement Regulations); there is no claim that has been asserted by any government agency or authority concerning the award or performance of any Government Contract and the Debtor shall immediately notify the Secured Party of the assertion of any such claim or the existence of any basis therefor; neither the Debtor nor any director, employee or Affiliate has been debarred or suspended from participation in the award of contracts with the federal government or any state or local government, or any agency or instrumentality thereof, or is a party to or the subject of any pending or threatened proceeding or investigation relating to debarment or suspension, and the Debtor shall immediately notify the Secured Party of the occurrence of any of the foregoing or the existence of any basis therefor; and neither the Debtor nor any Affiliate, nor any officer, director or employee of any of them, is permanently or temporarily enjoined or barred from engaging in or continuing any conduct or practice relating to the conduct of their business, or enjoining or requiring any of them to take any action of any kind relating thereto, and the Debtor shall immediately notify the Secured Party of the occurrence of any of the foregoing or the existence of any basis therefor.

     (q) No Provisions Prohibiting Assignment of Government Contracts. Take the necessary or appropriate steps to ensure that each Government Contract
          (i) does not and will not contain any provision prohibiting assignment thereof as provided herein, (ii) contains a "no set-off" clause or does not permit any set-off against or reduction of the obligation to make payments thereunder for liability of the Debtor to the government because of re-negotiation, fine, penalty (other than as specifically permitted by the federal Assignment of Claims Act with respect to Government Contracts with the federal government), taxes, social security contributions, or withholding or failing to withhold taxes, social security contributions or similar amounts, whether arising from or independent of the Government Contract. The Debtor shall promptly notify the Secured Party of any claimed set-off or reduction or the disallowance of progress payment requests.

     (r) Cost Accounting and Procurement Systems. The Debtor's cost accounting and procurement systems are and at all times have been, and will continue to be, in compliance with all applicable requirements.

     (s) Compliance with Assignment Requirements for Government Contracts. The Debtor is now in compliance and hereby covenants and agrees that the Debtor will in the future comply with any and all of the requirements of Title 31 Section 3727 and Title 31 Section 15 of the United States Code and any similar state or local law and all rules and regulations relating thereto, as amended, where such statutes, rules and regulations are applicable to a particular Receivable, and shall at all times take all such other action as may be necessary to facilitate and/or ensure perfection of the Secured Party's security interest in and the assignment to the Secured Party of any Government Account and Government Contract.

     (t) Information Concerning Government Contracts. At the request of the Secured Party, submit to the Secured Party for the Secured Party's approval each Government Contract which the Debtor desires to be included in determining eligible Government Accounts, and provide such other information concerning such Government Contract as the Secured Party may reasonably request.

     (u) Domain Name. Take the necessary or appropriate steps to ensure that the identity and location of the servers used in connection with the Debtor's domain name and the identity of the party having control over the domain name server and of the administrative contact with the registry have been disclosed to the Secured Party. The Debtor shall not change the domain name server without notification to the Secured Party. The Debtor shall maintain the trademark of the domain name by defending against any infringement suits and by policing the trademark. The Debtor shall renew the domain name registration during the loan term. The Debtor shall make all payments to the domain name registrar necessary to maintain the domain name.

     (v) Account Control Agreements. Debtor shall at all times maintain all Cash Equivalents owned by Debtor on deposit in a Deposit Account or accounts holding securities in Debtor's name at Silicon Valley Bank or in a Deposit Account or accounts holding securities at another institution (a "THIRD PARTY INSTITUTION") covered by an account control agreement in favor of Secured Party (the terms of which shall be substantially identical to the terms of that certain Control Agreement, dated May 31, 2005, between Debtor and Secured Party, or otherwise acceptable to Secured Party). At any time that the Cash Equivalents or any portion thereof are held in an account or accounts in one or more Third Party Institutions, the related account control agreement shall provide that Secured Party is to receive monthly account statements, in form and substance acceptable to Secured Party, evidencing that the Cash Equivalents are maintained in the related account. With respect to each such Deposit Account, Debtor, Secured Party, and each Third Party Institution with which a Deposit Account is maintained, shall enter into a written agreement, granting Secured Party control of the Deposit Account and providing that, upon an event of default by Debtor, the Third Party Institution will comply with instructions originated by the Secured Party directing disposition of the funds in the Deposit Account without further consent by Debtor. Such account control agreement may in accordance with the provisions thereof provide terms under which Debtor may remove funds from the Deposit Account; provided all funds in or transferred into the Deposit Account on or after the effectiveness of this Agreement shall be subject to the security interest granted under this Agreement.


                                                              Initial Alsius WW
                                                                             ---
                                                              Initial Oxford MJA
                                                                             ---

     (w) Distributions. Debtor shall not (i) pay any dividends or make any distributions on its equity securities; (ii) purchase, redeem, retire, defease or otherwise acquire for value any of its equity securities (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements in an aggregate amount not to exceed Fifty Thousand Dollars ($50,000) per annum); (iii) return any capital to any holder of its equity securities as such; (iv) make any distribution of assets, equity securities, obligations or securities to any holder of its equity securities as such; or (v) set apart any sum for any such purpose; provided, however, Debtor may pay dividends payable solely in common stock.

     (x) Indebtedness Payments. Debtor shall not (i) prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Additional Indebtedness for borrowed money or lease obligations, (ii) amend, modify or otherwise change the terms of any Additional Indebtedness for borrowed money or lease obligations so as to accelerate the scheduled repayment thereof or (iii) repay any notes to officers, directors or shareholders except as expressly provided for in a duly executed subordination agreement in favor of, and approved by Secured Party.

     (y) Additional Indebtedness. Debtor shall not create, incur, assume or permit to exist any Additional Indebtedness except Permitted Indebtedness.

     (z) Negative Pledge on Intellectual Property. Debtor's Intellectual Property is, and will remain, free and clear of all liens, claims and encumbrances of any kind whatsoever, except for Permitted Liens. Debtor shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of its Intellectual Property, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Secured Party) with any entity which directly or indirectly prohibits or has the effect of prohibiting Debtor from selling, transferring, assigning, mortgaging, pledging, leasing, granting a security interest in or upon, or encumbering any of Debtor's Intellectual Property; provided, however, that Debtor may grant non-exclusive licenses with respect to components of Debtor's Intellectual Property in connection with joint ventures, corporate collaborations and distribution arrangements in the ordinary course of business.


4. INSURANCE.

     (a) Risk of Loss. Debtor shall at all times bear the entire risk of any loss, theft, damage to, or destruction of, any of the Collateral from any cause whatsoever.

     (b) Insurance Requirements. Debtor agrees to maintain general liability insurance and to keep the Collateral insured against loss or damage by fire and extended coverage perils, theft, burglary, risk of loss by collision (for any or all Collateral which are vehicles) and such other risks as Secured Party may reasonably require. The liability insurance coverage shall be in an amount standard for companies similar to Debtor in Debtor's industry in Debtor's geographic region. The property insurance coverage shall be in an amount no less than the full replacement value of the Collateral. All insurance policies shall be in a form, with companies and with deductible amounts, acceptable to Secured Party. Debtor shall deliver to Secured Party policies or certificates of insurance evidencing such coverage. Each policy shall name Secured Party as a loss payee and an additional insured, shall provide for coverage to Secured Party regardless of the breach by Debtor of any warranty or representation made therein, shall not be subject to co-insurance, and shall provide that coverage may not be canceled or altered by the insurer except upon thirty (30) days prior written notice to Secured Party. Debtor appoints Secured Party as its attorney-in-fact to make proof of loss, claim for insurance and adjustments with insurers, and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments. Secured Party shall not act as Debtor's attorney-in-fact unless Debtor is in default. Proceeds of insurance shall be applied, at the option of Secured Party, to repair or replace the Collateral or to reduce any of the Indebtedness.

5. REPORTS.

     (a) Notice of Events. Debtor shall promptly notify Secured Party of (i) any change in the name of Debtor, (ii) any change in the state of its incorporation or registration, (iii) any relocation of its chief executive offices, (iv) any of the Collateral being lost, stolen, missing, destroyed, materially damaged or worn out, (v) any lien, claim or encumbrance other than Permitted Liens attaching to or being made against any of the Collateral, or (vi) any occurrence of any default pursuant to Section 7 herein.

     (b) Financial Statements, Reports and Certificates. Debtor will deliver to Secured Party within one hundred twenty (120) days of the close of each fiscal year of Debtor, Debtor's complete financial statements including a balance sheet, income statement, statement of shareholders' equity and statement of cash flows, each prepared in accordance with generally accepted accounting principles consistently applied, certified by a recognized firm of certified public accountants satisfactory to Secured Party. Debtor will deliver to Secured Party copies of Debtor's quarterly financial statements including a balance sheet, income statement and statement of cash flows, each prepared by Debtor in accordance with generally accepted accounting principles consistently applied by Debtor and certified by Debtor's president or chief financial officer, within forty-five (45) days after the close of each of Debtor's fiscal quarter. Debtor will deliver to Secured Party copies of all Forms 10-K and 10-Q, if any, within 30 days after the


                                                              Initial Alsius WW
                                                                             ---
                                                              Initial Oxford MJA
                                                                             ---
          dates on which they are filed with the Securities and Exchange Commission. Debtor will deliver to Secured Party copies of Debtor's monthly financial statements including a balance sheet and income statement, each prepared by Debtor in accordance with generally accepted accounting principles consistently applied by Debtor and certified by Debtor's president or chief financial officer, within thirty (30) days after the close of each month. Concurrently with delivery of the foregoing information, and from time to time promptly upon request of Secured Party, Debtor will deliver to Secured Party a Compliance Certificate substantially consistent with the form of the document attached hereto as Schedule C. Debtor will deliver to Secured Party promptly upon request of Secured Party, in form satisfactory to Secured Party, such other and additional information as Secured Party may reasonably request from time to time.

6. FURTHER ASSURANCES.

     (a) Further Assurances Regarding Security Interests. Debtor shall, upon request of Secured Party, furnish to Secured Party such further information, execute and deliver to Secured Party such documents and instruments (including, without limitation, Uniform Commercial Code financing statements) and shall do such other acts and things as Secured Party may at any time reasonably request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, Debtor shall cooperate and do all acts deemed necessary or advisable by Secured Party to continue in Secured Party a perfected first security interest in the Collateral, and shall obtain and furnish to Secured Party any subordinations, releases, landlord waivers, lessor waivers, mortgagee waivers, or control agreements, and similar documents as may be from time to time reasonably requested by, and in form and substance satisfactory to, Secured Party.

     (b) Authorization To File Financing Statements. Debtor shall perform any and all acts requested by the Secured Party to establish, maintain and continue the Secured Party's security interest and liens in the Collateral, including but not limited to, executing or authenticating financing statements and such other instruments and documents when and as reasonably requested by the Secured Party. Debtor hereby authorizes Secured Party through any of Secured Party's employees, agents or attorneys to file any and all financing statements, including, without limitation, any original filings, continuations, transfers or amendments thereof required to perfect Secured Party's security interest and liens in the Collateral under the UCC without authentication or execution by Debtor. Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statement(s) and amendments thereto that (a) indicate the Collateral (i) as all assets of the Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Debtor is an organization, the type of organization and any organization identification number issued to the Debtor, and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. The Debtor agrees to furnish any such information to the Secured Party promptly upon the Secured Party's request.

     (c) Indemnification. Debtor shall indemnify and defend the Secured Party, its successors and assigns, and their respective directors, officers and employees, from and against all claims, actions and suits (including, without limitation, related attorneys' fees) of any kind whatsoever arising, directly or indirectly, in connection with any of the Collateral or the Debt Documents.

7. DEFAULT AND REMEDIES.

     (a) Defaults. Debtor shall be in default under this Agreement and each of the other Debt Documents if any one of the following should occur:

          (i) Debtor breaches its obligation to pay when due any installment or other amount due or coming due under any of the Debt Documents;

          (ii) Debtor, without the prior written consent of Secured Party, attempts to or does sell, rent, lease, license, mortgage, grant a security interest in, or otherwise transfer or encumber, or allow Liens (except for Permitted Liens) upon, any of the Collateral (other than the sale of goods in the ordinary course of business) and Debtor fails to cure such breach within thirty (30) days after the occurrence thereof;

          (iii) Debtor breaches any of its insurance obligations under Section
               4;

          (iv) Debtor breaches any of its obligations under Sections 2(v) or 2(w) or Sections 3(v), (w), (x), (y) or (z);

          (v) Debtor breaches any of its other non-payment obligations under any of the Debt Documents and fails to cure that breach within thirty (30) days after it has occurred;


                                                              Initial Alsius WW
                                                                             ---
                                                              Initial Oxford MJA
                                                                             ---

          (vi) Any warranty, representation or statement made by Debtor in any of the Debt Documents or otherwise in connection with any of the Indebtedness shall be false or misleading in any material respect;

          (vii) Any of the Collateral is subjected to attachment, execution, levy, seizure or confiscation in any legal proceeding or otherwise, or if any legal or administrative proceeding is commenced against Debtor or any of the Collateral, which in the good faith judgment of Secured Party subjects any of the Collateral to a material risk of attachment, execution, levy, seizure or confiscation and no bond is posted or protective order obtained to negate such risk;

          (viii) Debtor breaches or is in default under any other agreement between Debtor and Secured Party;

          (ix) Debtor or any guarantor or other obligor for any of the Indebtedness (collectively "GUARANTOR") dissolves, terminates its existence, becomes insolvent or ceases to do business as a going concern;

          (x) If Debtor or any Guarantor is a natural person, and Debtor or any such Guarantor dies or becomes incompetent;

          (xi) A receiver is appointed for all or of any part of the property of Debtor or any Guarantor, or Debtor or any Guarantor makes any assignment for the benefit of creditors;

          (xii) Debtor or any Guarantor files a petition under any bankruptcy, insolvency or similar law, or any such petition is filed against Debtor or any Guarantor and is not dismissed within forty-five
               (45) days;

          (xiii) Debtor's improper filing of an amendment or termination statement relating to a filed financing statement describing the Collateral and Debtor fails to cure such breach within thirty
               (30) days after the occurrence thereof;

          (xiv) Debtor shall merge with or consolidate into any other entity or sell all or substantially all of its assets or in any manner terminate its existence;

          (xv) If Debtor is a privately held corporation, more than 50% of Debtor's voting capital stock, or effective control of Debtor's voting capital stock, issued and outstanding from time to time, is not retained by the holders of such stock on the date the Agreement is executed; provided, however, this provision shall not apply to an equity financing of Debtor;

          (xvi) If Debtor is a publicly held corporation, there shall be a change in the ownership of Debtor's stock such that Debtor is no longer subject to the reporting requirements of the Securities Exchange Act of 1934 or no longer has a class of equity securities registered under Section 12 of the Securities Act of 1933;

          (xvii) Debtor defaults under any agreement to pay Additional Indebtedness or any other financing arrangement between Debtor and a third party and Debtor fails to cure such breach within thirty (30) days after the occurrence thereof;

          (xviii) [omitted intentionally]

          (xix) Secured Party shall have determined in its sole and good faith judgment that there has been a material adverse change in the financial condition, business, operations, prospects, product development, technology, or business or contractual relations with third parties of Debtor from the date hereof, or a change or event shall have occurred which would impair the ability of Debtor to perform its obligations hereunder or under any of the other financing agreements to which it is a party or of Secured Party to enforce the Indebtedness or realize upon the Collateral.

     (b) Acceleration. If Debtor is in default, the Secured Party, at its option, may declare any or all of the Indebtedness to be immediately due and payable, without demand or notice to Debtor or any guarantor (provided that if there is a default as a result of a bankruptcy or insolvency all Indebtedness shall become immediately due and payable without any action by Secured Party). The accelerated obligations and liabilities shall bear interest (both before and after any judgment) until paid in full at the Default Rate.

     (c) Rights and Remedies. Secured Party shall have all of the rights and remedies of a Secured Party under the Uniform Commercial Code, and under any other applicable law. Without limiting the foregoing, if Debtor is in default, Secured Party shall have the right to (i) notify any Account Debtor of Debtor or any obligor on any instrument which constitutes part of the Collateral to make payment to the Secured Party, (ii) with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, (iii) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at said sale, (iv) to instruct the bank maintaining any Deposit Account to transfer the funds in the Deposit Account to any account of the Secured Party, or (v) lease or otherwise dispose of all or part of the Collateral, applying proceeds from such disposition to the obligations then in default. If Debtor is in default and if


                                                              Initial Alsius WW
                                                                             ---
                                                              Initial Oxford MJA
                                                                             ---
          requested by Secured Party, Debtor shall promptly assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party, which is reasonably convenient to both parties. If Debtor is in default, Secured Party may also render any or all of the Collateral unusable at the Debtor's premises and may dispose of such Collateral on such premises without liability for rent or costs. Any notice that Secured Party is required to give to Debtor under the Uniform Commercial Code of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given to the last known address of Debtor at least five (5) days prior to such action. Upon the occurrence and during the continuation of a default, Debtor hereby appoints Secured Party as Debtor's attorney-in-fact, with full authority in Debtor's place and stead and in Debtor's name or otherwise, from time to time in Secured Party's sole and arbitrary discretion, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purpose of this Agreement. Secured Party is granted a non-exclusive royalty free license to use Debtor's Intellectual Property in connection with Secured Party's disposition of Collateral in the exercise of Secured Party's rights or remedies hereunder.

     (d) Application of Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Secured Party, at the time of or received by Secured Party after the occurrence of a default hereunder) shall be paid to and applied as follows:

          a. First, to the payment of out-of-pocket costs and expenses, including all amounts expended to preserve the value of the Collateral, all costs of repossession, storage, and disposition including without limitation reasonable attorneys', appraisers', and auctioneers' fees, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and reasonable attorneys' fees, incurred or made hereunder by Secured Party, including without limitation, Secured Party's Expenses;

          b. Second, to the payment to Secured Party of the amount then owing or unpaid on the Loans for scheduled payments, any accrued and unpaid interest, and all other Indebtedness (provided, however, if such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Loans, then to the unpaid interest thereon, then to the outstanding principal amount of the Loans, and then to the payment of other amounts then payable to Secured Party under any of the Debt Documents or otherwise); and

          c. Third, to the payment of the surplus, if any, to Debtor, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

     (e) Fees and Costs. Debtor agrees to pay all reasonable attorneys' fees and other costs incurred by Secured Party in connection with the enforcement, assertion, defense or preservation of Secured Party's rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted. Debtor further agrees that such fees and costs shall constitute Indebtedness.

     (f) Remedies Cumulative. Secured Party's rights and remedies under this Agreement or otherwise arising are cumulative and may be exercised singularly or concurrently. Neither the failure nor any delay on the part of the Secured Party to exercise any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of that or any other right, power or privilege. SECURED PARTY SHALL NOT BE DEEMED TO HAVE WAIVED ANY OF ITS RIGHTS UNDER THIS AGREEMENT OR UNDER ANY OTHER AGREEMENT, INSTRUMENT OR PAPER SIGNED BY DEBTOR UNLESS SUCH WAIVER IS EXPRESSED IN WRITING AND SIGNED BY SECURED PARTY. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

     (g) WAIVER OF JURY TRIAL. DEBTOR AND SECURED PARTY UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER DEBT DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS BETWEEN DEBTOR AND SECURED PARTY RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN DEBTOR AND SECURED PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER DEBT DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8. MISCELLANEOUS.

     (a) Assignment. This Agreement, any Note and/or any of the other Debt Documents may be assigned, in whole or in part, by Secured Party without notice to Debtor, and Debtor agrees not to assert against any such assignee, or assignee's assigns, any defense, set-off, recoupment claim or counterclaim which Debtor has or may at any time have against Secured Party for any reason whatsoever. Debtor agrees that if Debtor receives


                                                              Initial Alsius WW
                                                                             ---
                                                              Initial Oxford MJA
                                                                             ---
          written notice of an assignment from Secured Party, Debtor will pay all amounts payable under any assigned Debt Documents to such assignee or as instructed by Secured Party. Debtor also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by Secured Party or assignee.

     (b) Notices. All notices to be given in connection with this Agreement shall be in writing, shall be addressed to the parties at their respective addresses set forth in this Agreement (unless and until a different address may be specified in a written notice to the other party), and shall be deemed given (i) on the date of receipt if delivered in hand or by facsimile transmission, (ii) on the next business day after being sent by express mail, and (iii) on the fourth business day after being sent by regular, registered or certified mail. As used herein, the term "business day" shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed.

     (c) Correction of Errors. Upon written notice to Debtor, Secured Party may correct patent errors and fill in all blanks in this Agreement or in any Note consistent with the agreement of the parties.

     (d) Time is of the Essence. Time is of the essence of this Agreement. This Agreement shall be binding, jointly and severally, upon all parties described as the "Debtor" and their respective heirs, executors, representatives, successors and assigns, and shall inure to the benefit of Secured Party, its successors and assigns.

     (e) Entire Agreement. This Agreement and the Debt Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior understandings (whether written, verbal or implied) with respect to such subject matter. THIS AGREEMENT AND THE DEBT DOCUMENTS SHALL NOT BE CHANGED OR TERMINATED ORALLY OR BY COURSE OF CONDUCT, BUT ONLY BY A WRITING SIGNED BY BOTH PARTIES. Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation of this Agreement. This Agreement is the result of negotiations between and has been reviewed by each of Debtor and Secured Party executing this Agreement as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Debtor or Secured Party.

     (f) Termination of Agreement. This Agreement shall continue in full force and effect until all of the Indebtedness has been indefeasibly paid in full to Secured Party or its assignee; provided, that Debtor's indemnity obligations set forth in Section 6(c) shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Secured Party have run ; provided further that, Debtor's obligations under Section 2(v) shall survive indefinitely until, by their terms, they are no longer operative. The surrender, upon payment or otherwise, of any Note or any of the other documents evidencing any of the Indebtedness shall not affect the right of Secured Party to retain the Collateral for such other Indebtedness as may then exist or as it may be reasonably contemplated will exist in the future. This Agreement shall automatically be reinstated if Secured Party is ever required to return or restore the payment of all or any portion of the Indebtedness (all as though such payment had never been made). Secured Party shall, at Debtor's sole cost and expense, execute such further documents and take such further actions as may be reasonably necessary to effect the release of its security interests contemplated by this paragraph, including duly executing and delivering termination statements for filing in all relevant jurisdictions under the Code.

     (g) CHOICE OF LAW. DEBTOR AGREES THAT SECURED PARTY AND/OR ITS SUCCESSORS AND ASSIGNS SHALL HAVE THE OPTION BY WHICH STATE LAWS THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED: (A) THE LAWS OF THE COMMONWEALTH OF VIRGINIA; OR (B) IF COLLATERAL HAS BEEN PLEDGED TO SECURE THE LIABILITIES, THEN BY THE LAWS OF THE STATE OR STATES WHERE THE COLLATERAL IS LOCATED, AT SECURED PARTY'S OPTION. THIS CHOICE OF STATE LAWS IS EXCLUSIVE TO THE SECURED PARTY. DEBTOR SHALL NOT HAVE ANY OPTION TO CHOOSE THE LAWS BY WHICH THIS AGREEMENT SHALL BE GOVERNED. DEBTOR ACKNOWLEDGES THAT THIS AGREEMENT IS BEING SIGNED BY THE SECURED PARTY IN PARTIAL CONSIDERATION OF SECURED PARTY'S RIGHT TO ENFORCE IN THE JURISDICTION STATED ABOVE. DEBTOR CONSENTS TO JURISDICTION IN THE COMMONWEALTH OF VIRGINIA OR THE STATE IN WHICH ANY COLLATERAL IS LOCATED AND VENUE IN ANY FEDERAL OR STATE COURT IN THE COMMONWEALTH OF VIRGINIA OR THE STATE IN WHICH COLLATERAL IS LOCATED FOR SUCH PURPOSES AND WAIVES ANY AND ALL RIGHTS TO CONTEST SAID JURISDICTION AND VENUE AND ANY OBJECTION THAT SAID COUNTY IS NOT CONVENIENT. DEBTOR WAIVES ANY RIGHTS TO COMMENCE ANY ACTION AGAINST SECURED PARTY IN ANY JURISDICTION EXCEPT VIRGINIA, OR IF SECURED PARTY CHOOSES TO LITIGATE IN A STATE WHERE COLLATERAL IS LOCATED THEN IN SUCH COUNTY AND STATE.

     (h) Limitation of Liability. The Secured Party shall not, under any circumstances, be liable for any error or omission or delay of any kind occurring in the settlement, collection or payment of any Receivables or any instrument received in payment thereof or for any damage resulting therefrom. The Secured Party is authorized to accept the return of the goods represented by any of the Receivables, without notice to or consent by the Debtor, or without discharging or in any manner affecting the Loan.


                                                              Initial Alsius WW
                                                                             ---
                                                              Initial Oxford MJA
                                                                             ---

     (i) Notification to Account Debtors. Secured Party shall have the right at any time to notify any Account Debtor of the Secured Party's security interest in the Receivables and, after an event of default by Debtor, to require payments to be made directly to the Secured Party. To facilitate direct collection, the Debtor hereby appoints the Secured Party and any officer or employee of the Secured Party, as the Secured Party may from time to time designate, as attorney-in-fact for the Debtor to, upon an event of default, (a) receive, open and dispose of all mail addressed to the Debtor and take therefrom any payments on or proceeds of Receivables; (b) take over the Debtor's post office boxes or make such other arrangements, in which the Debtor shall cooperate, to receive the Debtor's mail, including notifying the post office authorities to change the address for delivery of mail addressed to the Debtor to such address as the Secured Party shall designate; (c) endorse the name of the Debtor in favor of the Secured Party upon any and all checks, drafts, money orders, notes, acceptances or other evidences of payment or Collateral that may come into the Secured Party's possession; (d) sign and endorse the name of the Debtor on any invoice or bill of lading relating to any of the Receivables, on verifications of Receivables sent to any Account Debtor, to drafts against any Account Debtor, to assignments of Receivables, and to notices to any Account Debtor; and (e) do all acts and things necessary to carry out this Agreement and the transactions contemplated hereby, including signing the name of the Debtor on any instruments required by law in connection with the transactions contemplated hereby and on financing statements as permitted by the Virginia Uniform Commercial Code. The Debtor hereby ratifies and approves all acts of such attorneys-in-fact, and neither the Secured Party nor any other such attorney-in-fact shall be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law of any such attorney-in-fact. This power, being coupled with an interest, is irrevocable so long as the Loan remains unsatisfied, or any Debt Document remains effective, as solely determined by the Secured Party.

     (j) Loss, Depreciation or Other Damage. The Secured Party shall not be liable for or prejudiced by any loss, depreciation or other damage to Receivables or other Collateral unless caused by the Secured Party's willful and malicious act, and the Secured Party shall have no duty to take any action to preserve or collect any Receivable or other Collateral.

     (k) Demand; Protest. Debtor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Secured Party on which Debtor may in any way be liable.

9.   DEFINITIONS.

     As used herein, the following terms, when initial capital letters are used, shall have the respective meanings set forth below. In addition, all terms defined in the Code shall have the meanings given therein unless otherwise defined herein.

Defined Terms. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

          "ACCOUNT COLLATERAL" has the meaning given such capitalized term in
          Section 1.

          "ACCOUNT DEBTOR" shall mean the Account Debtor or any customer of the Debtor who is obligated or indebted to the Debtor with respect to any of the Receivables and/or the prospective purchaser with respect to any contract right, and/or any party or organization who enters into or proposes to enter into any contract or other arrangement with the Debtor pursuant to which the Debtor is to deliver any personal property or perform any service.

          "ADDITIONAL INDEBTEDNESS" means, with respect to Debtor or any of its subsidiaries, the aggregate amount of, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables aged less than one hundred eighty (180) days), (d) all capital lease obligations of such Person, (e) all obligations or liabilities of others secured by a Lien on any asset of such Person, whether or not such obligation or liability is assumed, (f) all obligations or liabilities of others guaranteed by such Person, and (g) any other obligations or liabilities which are required by GAAP to be shown as debt on the balance sheet of such Person. Unless otherwise indicated, the term "ADDITIONAL INDEBTEDNESS" shall include all Indebtedness of Debtor and all of its subsidiaries.

          "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

          A/R FACILITY" has the meaning given such capitalized term in Section
          1.

          "CASH EQUIVALENTS" means the sum outstanding, at any one time, of (i) all cash (in United States dollars) owned by Debtor at such time plus
          (ii) the fair market value of all cash equivalents and short term investments (as those terms are defined by GAAP) owned by Debtor at such time.

          "CODE" means the Virginia Uniform Commercial Code (including revised
          Article 9 thereof).

          "COLLATERAL" shall mean all personal property and fixtures of the Debtor, including, but not limited to all of the Receivables, Payments, accounts, the Deposit Account or accounts holding securities, contract rights, instruments, documents, chattel paper (including tangible and electronic chattel paper), payment intangibles, commercial tort claims, health-care-insurance receivables, instruments, investment property, supporting obligations and general intangibles now owned or hereafter acquired by the Debtor and all goods, equipment, general intangibles and property of the Debtor described below which is now owned or hereafter acquired by the Debtor, wherever located (including items of Collateral located outside the

                                                              Initial Alsius WW
                                                                             ---
                                                              Initial Oxford MJA
                                                                             ---
          continental United States); all deposit accounts (including all signature cards, account agreements and other documents relating to deposit accounts) and other obligations or indebtedness owed to the Debtor from whatever source arising; letter of credit rights; all rights of the Debtor to receive any payment in money or kind; all Inventory; all Equipment; all of the Debtor's rights as an unpaid seller, including stoppage in transit, detinue and reclamation; all guarantees, or other agreements or property securing or relating to any of the items referred to above, or acquired for the purpose of securing and enforcing any of such items; all books of account and documents related thereto; all customer lists and other documents containing the names, addresses and other information regarding the Debtor's customers, subscribers or those to whom the Debtor provides any services; computer tapes, programs, discs and other material, media or documents relating to the recording, billing or analyzing of any of the above; all computers, word processors, printers, switches, interfaces, source codes, mask works, software, web servers, website service contracts, internet connection contract or line lease, website hosting service contract, website license agreements, back-up copies of website content, contracts with website advertisers, scripts, codes or Active-X controls, technology escrow agreements, website content development agreements, all rights, of whatever form, in and to domain names, instructional material, and connectors and all parts, accessories, additions, substitutions, or options together with all property or equipment used in connection with any of the above or which are used to operate or cause to operate any features, special applications, format controls, options or software of any or all of the above-mentioned items; whether now owned or existing or hereafter acquired or arising, all income, royalties and other proceeds; contractual rights, literary rights, all amounts received as an award in or settlement of a suit in damages, proceeds of loans, interests in joint ventures or general or limited partnerships, the sale by the Debtor of any of the foregoing and all proceeds (cash and non-cash) of the foregoing; proceeds of property received wholly or partly in trade or exchange for the Collateral and all rents, revenues, issues, profits and proceeds in any form, including cash, insurance proceeds, distributions on stock, negotiable instruments and other evidences of indebtedness, chattel paper, security agreements and other documents arising from the sale, lease, license, encumbrance, collection of, or any other temporary or permanent disposition of, the Collateral or any interest therein. Notwithstanding the foregoing, the term Collateral shall not include any Intellectual Property; provided, however, the Collateral shall include all accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to the Intellectual Property (the "EXCLUDED PROPERTY"). The Debtor acknowledges and agrees that, in applying the law of any jurisdiction that at any time enacts all or substantially all of the uniform provisions of Revised Article 9 of the Uniform Commercial Code (1999 Official Text), the foregoing Collateral description covers all assets of the Debtor other than the Excluded Property. The Secured Party may at any time and from time to time file, pursuant to the provisions of this Agreement, financing and continuation statements and amendments thereto reflecting the same. Notwithstanding the foregoing, the Collateral shall not include an escrow deposit for Zeilstra Beheer B.V. in the approximate amount of 6,000 Euros, which amount may be increased annually, but shall in no event exceed 10,000 Euros

          "CONSIGNEE" has the meaning given such capitalized term in Section
          3(k).

          "DEBT DOCUMENTS" has the meaning given such capitalized term in
          Section 2(b).

          "DEFAULT RATE" is the lower of eighteen percent (18%) per annum or the maximum rate not prohibited by applicable law.

          "DEPOSIT ACCOUNT" means a demand, time, savings, passbook, or similar account maintained with a bank.

          "EQUIPMENT" shall mean (a) all goods and equipment of the Debtor of every type and description, now owned and hereafter acquired and wherever located, including, without limitation, all imbedded software, machinery, motor vehicles and other rolling stock, furniture, furnishings, tools, dies, fittings, accessories, all substitutions therefor, leasehold improvements, fixtures, and materials and supplies relating to any of the foregoing; (b) all present and future documents of title and trust receipts relating to any of the foregoing; (c) all present and future rights, claims and causes of action of Debtor in connection with purchases of (or contracts for the purchase of), or warranties relating to, or damages to, goods held or to be held by the Debtor as equipment; (d) all present and future warranties, manuals and other written materials (and packaging thereof or relating thereto) relating to any of the foregoing; and (e) all present and future general intangibles of the Debtor in any way relating to any of the foregoing.

          "GOVERNMENT ACCOUNTS" shall mean all accounts arising out of any Government Contract.

          "GOVERNMENT CONTRACT" shall mean any contract between the Debtor and the United States Government, any state or local government or any agency thereof, and all amendments thereto.

          "INDEBTEDNESS" has the meaning given such capitalized term in Section
          1.

          "INTELLECTUAL PROPERTY" shall mean (a) all of the Debtor's right, title and interest, whether now owned or existing or hereafter acquired or arising, in and to all domestic and foreign copyrights, copyright registrations and copyright applications, whether or not registered or filed with any governmental authority, together with (i) all renewals thereof, (ii) all present and future rights of the Debtor under all present and future license agreements relating thereto, whether the Debtor is licensee or licensor thereunder, (iii) all income, royalties, damages and payments now or hereafter due and/or payable to the Debtor thereunder or with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) all of the Debtor's present and future claims, causes of action and rights to sue for past, present or future infringements thereof, and (v) all rights corresponding thereto throughout the world (collectively "COPYRIGHT RIGHTS"); (b) all of the Debtor's right, title and interest, whether now owned or existing or hereafter acquired or arising, in and to all United States and foreign patents, and pending and abandoned United States and foreign patent applications, including, without limitation, the inventions and improvements described or claimed therein, together with(i) any reissues, divisions, continuations, certificates of re-examination, extensions and continuations-in-part thereof, (ii) all present and future rights of the Debtor under all present and future license agreements relating thereto, whether the Debtor is licensee or licensor thereunder, (iii) all income, royalties, damages and payments now or hereafter due and/or payable to the Debtor thereunder or with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) all of the Debtor's present and future claims, causes of action and rights to sue for past, present or future infringements thereof, and (v) all rights corresponding thereto throughout the world (collectively "PATENT RIGHTS"); (c) all of the Debtor's right, title and interest, whether now owned or existing or hereafter acquired or arising, in and to all domestic and foreign trademarks, trademark registrations, trademark applications and trade names, whether or not registered or filed with any governmental authority, together with (i) all renewals thereof,
          (ii) all present and future rights of the Debtor under all present and future license agreements relating thereto, whether the Debtor is licensee or licensor thereunder, (iii) all income, royalties, damages and payments now or hereafter due and/or payable to the Debtor thereunder or with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) all of the Debtor's present and future claims, causes of action and rights to sue for past, present or future infringements thereof, and (v) all rights corresponding thereto throughout the world (collectively "TRADEMARK RIGHTS"); (d) all present and future licenses and license agreements of the Debtor, and all rights of the Debtor under or in connection therewith, whether the Debtor is licensee or licensor thereunder, including, without limitation, any present or future franchise agreements under which the Debtor is franchisee or franchisor, together with (i) all renewals thereof, (ii) all income, royalties, damages and payments now or hereafter due and/or payable to the Debtor thereunder or with


                                                              Initial Alsius WW
                                                                             ---
                                                              Initial Oxford MJA
                                                                             ---
          respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iii) all claims, causes of action and rights to sue for past, present or future infringements thereof, and (iv) all rights corresponding thereto throughout the world (collectively "LICENSE RIGHTS"); (e) all present and future trade secrets of the Debtor; and (f) all other present and future intellectual property of the Debtor.

          "INVENTORY" shall mean and include (a) all goods now owned or hereafter acquired by the Debtor, which are held for sale or lease by the Debtor or are furnished or to be furnished by the Debtor under contracts of service, (b) all raw materials, work in process, finished goods, packaging materials, and other materials and supplies of every kind used or consumed in connection with the manufacture, production, packing, shipping, advertising or sale of such goods, (c) all proceeds and products from the sale or other disposition of such goods, including all goods returned, repossessed, or acquired by the Debtor by way of substitution or replacement, and all additions and accessions thereto, and all documents and instruments (as those terms are defined in the Uniform Commercial Code) covering such goods; (d) all the Debtor's rights as an unpaid seller, including stoppage in transit, detinue and reclamation; and (e) all of the above owned by the Debtor or in which the Debtor now has or in which the Debtor may hereafter acquire an interest, whether in transit or in the Debtor's constructive or actual possession or held by the Debtor or others for the Debtor's account (including any of the above held on consignment), including, without limitation, all of the above which may be located on the Debtor's premises or upon the premises of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents, finishers, converters or other third parties who may have possession, temporary or otherwise, thereof.

          "LIEN(S)" shall mean any voluntary or involuntary mortgage, pledge, deed of trust, assignment, security interest, encumbrance, hypothecation, lien, or charge of any kind (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

          "LOAN" means an advance of credit by Secured Party to Debtor.

          "NOTE" has the meaning given such capitalized term in Section 1.

          "PAYMENT" or "PAYMENTS" shall mean any check, draft, cash or any other remittance or credit in payment or on account of any or all of the Receivables and the cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to a Receivable.

          "PERMITTED INDEBTEDNESS" means and includes: (i) Indebtedness of Debtor to Secured Party, (ii) Additional Indebtedness arising from the endorsement of instruments in the ordinary course of business, (iii) Additional Indebtedness existing on the date hereof and set forth in Schedule B, (iv) Subordinated Indebtedness, and (v) Additional Indebtedness in the form of the A/R Facility under the terms as set forth in Section 1 and which is secured solely by Debtor's Account Collateral, up to $500,000 cumulative aggregate Indebtedness in the first 24 months and up to $600,000 cumulative aggregate Indebtedness thereafter for Debtor to incur debt from third parties to purchase equipment or other goods that is secured only by the equipment or other goods.

          "PERMITTED LIENS" means: (i) liens in favor of Secured Party, (ii) liens for taxes not yet due or for taxes being contested in good faith and which do not involve, in the judgment of Secured Party, any risk of the sale, forfeiture or loss of any of the Collateral, (iii) inchoate material men's, mechanic's, repairmen's and similar liens arising by operation of law in the normal course of business for amounts which are not delinquent, (iv) Liens existing on the date hereof and set forth in Schedule B, and (v) Liens on Account Collateral to secure the A/R Facility under the terms set forth in
          Section 1.

          "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

          "PMSI COLLATERAL" has the meaning given such capitalized term in
          Section 1.

          "PMSI INDEBTEDNESS" has the meaning given such capitalized term in
          Section 1.

          "PRIMARY OPERATING ACCOUNT" has the meaning given such capitalized term in Section 2(u).

          "RECEIVABLES" shall mean in addition to the definition of account as contained in the Uniform Commercial Code (a) all of the Debtor's present and future accounts, contract rights, receivables, promissory notes and other instruments, chattel paper (including tangible and electronic chattel paper), tax refunds, general intangibles (excluding the Intellectual Property) and all rights to receive the payment of money or other consideration under present or future contracts including, without limitation, all of the Debtor's rights under each Government Contract and all related Government Accounts now owned or hereafter acquired by the Debtor; (b) all present and future cash of the Debtor; (c) all present and future judgments, orders, awards and decrees in favor of the Debtor and causes of action in favor of the Debtor; (d) all present and future contingent and noncontingent rights of the Debtor to the payment of money for any reason whatsoever, whether arising in contract, tort or otherwise including, without limitation, all rights to receive payments under presently existing or hereafter acquired or created letters of credit; (e) all present and future claims, rights of indemnification and other rights of the Debtor under or in connection with any contracts or agreements to which the Debtor is or becomes a party or third party beneficiary; (f) all goods previously or hereafter returned, repossessed or stopped in transit, the sale, lease or other disposition of which contributed to the creation of any account, instrument or chattel paper of the Debtor; (g) all present and future rights of the Debtor as an unpaid seller of goods, including rights of stoppage in transit, detinue and reclamation; (h) all rights which the Debtor may now or at any time hereafter have, by law or agreement, against any Account Debtor or other obligor of the Debtor, and all rights, liens and security interests which the Debtor may now or at any time hereafter have, by law or agreement, against any property of any Account Debtor or other obligor of the Debtor; (i) all invoices and shipping documents; and
          (j) all present and future interests and rights of the Debtor, including rights to the payment of money, under or in connection with all present and future leases and subleases of real or personal property to which the Debtor is a party, as lessor, sublessor, lessee or sublessee.

          "SECURED PARTY'S EXPENSES" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, documentation, administration and funding of the Debt Documents; and Secured Party's reasonable attorneys' fees, costs and expenses incurred in amending, modifying, enforcing or defending the Debt Documents (including fees and expenses of appeal or review), including the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought, whether before or after bankruptcy or insolvency, including without limitation all fees and costs incurred by Secured Party in connection with Secured Party's enforcement of its rights in a bankruptcy or insolvency proceeding filed by or against Debtor or its property.


                                                              Initial Alsius WW
                                                                             ---
                                                              Initial Oxford MJA
                                                                             ---

          "SUBORDINATED INDEBTEDNESS" means Additional Indebtedness subordinated to the Indebtedness of Debtor to Secured Party on terms and conditions acceptable to Secured Party in its sole discretion.

          "SUBSEQUENT FINANCING" has the meaning given such capitalized term in
          Section 2(v).

          "THIRD PARTY INSTITUTION" has the meaning given such capitalized term in Section 3(v).

     IN WITNESS WHEREOF, Debtor and Secured Party, intending to be legally bound hereby, have duly executed this Agreement in one or more counterparts, each of which shall be deemed to be an original, as of the day and year first aforesaid.

SECURED PARTY:                          DEBTOR:

OXFORD FINANCE CORPORATION              ALSIUS CORPORATION


By: /s/ Michael J. Allenburger          By: /s/ William Worthen
    ---------------------------------       ------------------------------------
Name: Michael J. Allenburger            Name: William Worthen
      -------------------------------         ----------------------------------
Title: Chief Financial Officer          Title: President & CEO
       ------------------------------          ---------------------------------

                                     [Logo]

                                  May 31, 2005

Mr. William Worthen
President and Chief Executive Officer
Alsius Corporation
15770 Laguna Canyon Road
Suite 150
Irvine, California 92618

Dear Mr. Worthen:

     This letter sets forth additional terms related to that certain credit arrangement whereby Oxford Finance Corporation (the "Lender") has agreed to loan Five Million Dollars ($5,000,000.00) to Alsius Corporation (the "Borrower") pursuant to the terms contained in the Debt Documents [as such term is defined in that certain Master Security Agreement (the "Loan Agreement"), between Lender and Borrower, dated May 31, 2005], and has agreed to negotiate lending an additional amount (the "Additional Advance") to the Borrower as provided in that certain term sheet dated as of March 25, 2005 received by the Borrower from the Lender. The Borrower shall have the option to the Additional Advance during 2006 in an amount equal to the principal paid down at that time on the original $5,000,000.00. The Additional Advance will be on the same terms as in the Loan Agreement for the original $5,000,000.00 amount, including the collateral, interest rate, term, covenants and additional warrants (which will be calculated based on 7% of the Additional Advance and which will cover the most recent preferred stock then issued by the Borrower). However, in no event will the Lender be obligated to allow the Borrower to draw down the Additional Advance, and such Additional Advance shall be subject to approval by Lender's Credit Committee at such time.

                [remainder of the page intentionally left blank]

                      [signatures only appear on next page]

                                        OXFORD FINANCE CORPORATION

133 North Fairfax Street
Alexandria, Virginia 22314
Tel: 703-519-4900 Fax: 703-519-4910
WWW.OXFORDFINANCE.COM

                                        Sincerely,
                                        /s/ Michael J. Altenburger
                                        Chief Financial Officer

                                        OXFORD FINANCE CORPORATION
                                        Michael J. Altenburger
                                        Chief Financial Officer

ACKNOWLEDGED AND AGREED:

Alsius Corporation

/s/ William Worthen
-------------------------------------


By: William Worthen
    ---------------------------------
Its: President & CEO
     --------------------------------

                                 PROMISSORY NOTE

                    TO MASTER SECURITY AGREEMENT NO. 5051091
                                  May 31, 2005
                                  ------------
                                     (DATE)

FOR VALUE RECEIVED, Alsius Corporation, a California corporation, located at the address stated below ("MAKER") promises, jointly and severally if more than one, to pay to the order of OXFORD FINANCE CORPORATION or any subsequent holder hereof (each, a "PAYEE") at its office located at 133 N. FAIRFAX STREET, ALEXANDRIA, VA 22314 or at such other place as Payee or the holder hereof may designate, the principal sum of FIVE MILLION DOLLARS ($5,000,000.00), with interest on the unpaid principal balance, from the date hereof through and including the dates of payment, at a fixed interest rate of ten and sixty-five one-hundredths percent (10.65%) per annum. Beginning on July 1, 2005, and continuing on the first day of August and September, 2005 (each, a "Payment Date"), Maker shall make three (3) consecutive monthly payments of interest only as follows:

  Periodic
Installment        Amount
-----------   ---------------
1-3           $44,375.00 each

Thereafter, commencing on October 1, 2005, and continuing on the first day of each succeeding month thereafter (each, a "Payment Date"), maker shall make payments of principal and interest in thirty-six (36) consecutive monthly installments of principal and interest as follows:

 Periodic
Installment        Amount
-----------   ----------------
4-39          $162,866.09 each

(each payment of interest only and principal and interest being a "PERIODIC INSTALLMENT"), with the final installment which shall be in the amount of the total outstanding principal and interest, if any. Such installments have been calculated on the basis of a 360-day year of twelve 30-day months. Each payment may, at the option of the Payee, be calculated and applied on an assumption that such payment would be made on its due date. Maker agrees to pay any initial partial month interest payment from the date of this Note to the first day of the following month ("Interim Interest").

The acceptance by Payee of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee's right to receive payment in full at such time or at any prior or subsequent time.

The Maker hereby expressly authorizes the Payee to insert the date value is actually given in the blank space on the face hereof and on all related documents pertaining hereto.

This Note may be secured by a security agreement, chattel mortgage, pledge agreement or like instrument (each of which is hereinafter called a "SECURITY AGREEMENT" AND ANY SECURITY AGREEMENT, THIS NOTE AND ANY OTHER DOCUMENT EVIDENCING OR SECURING THIS LOAN IS HEREINAFTER CALLED A "DEBT DOCUMENT").

Time is of the essence hereof. If any installment or any other sum due under this Note or any Security Agreement is not received when due, the Maker agrees to pay, in addition to the amount of each such installment or other sum, a late payment charge of five percent (5%) of the amount of said installment or other sum, but not exceeding any lawful maximum. If (i) Maker fails to make payment of any amount due hereunder; or (ii) Maker is in default under, or fails to perform under any term or condition contained in any Security Agreement, then the entire principal sum remaining unpaid, together with all accrued interest thereon and any other sum payable under this Note or any Security Agreement, at the election of Payee, shall immediately become due and payable, with interest thereon at the lesser of eighteen percent (18%) per annum or the highest rate not prohibited by applicable law from the date of such accelerated maturity until paid (both before and after any judgment).

Notwithstanding anything to the contrary contained herein or in the Security Agreement, Maker may prepay in full, but not in part, and only after the first annual anniversary date of this Note, its entire Indebtedness hereunder, as of the date of prepayment, by payment of the entire Indebtedness plus an additional sum as a premium equal to the following percentages of the remaining principal balance for the indicated period:

IMPORTANT NOTICE:

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

     After the first annual anniversary date of this Note, and prior to the second annual anniversary date of this Note: Four percent (4%)

     After the second annual anniversary date of this Note, and prior to the third annual anniversary date of this Note: Three percent (3%)

The Maker and all sureties, endorsers, guarantors or any others (each such person, other than the Maker, an "OBLIGOR") who may at any time become liable for the payment hereof jointly and severally consent hereby to any and all extensions of time, renewals, waivers or modifications of, and all substitutions or releases of, security or of any party primarily or secondarily liable on this Note or any Security Agreement or any term and provision of either, which may be made, granted or consented to by Payee, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee without joinder of any other as a party thereto, and that Payee shall not be required first to foreclose, proceed against, or exhaust any security hereof in order to enforce payment of this Note. The Maker and each Obligor hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agrees to pay (if and to the extent permitted by law) all expenses incurred in collection, including Payee's actual attorneys' fees. Maker and each Obligor agrees that fees not in excess of ten percent (10%) of the amount then due shall be deemed reasonable.

Maker and Payee intend to strictly comply with all applicable federal and Virginia laws, including applicable usury laws (or the usury laws of any jurisdiction whose usury laws are deemed to apply to the Note or any other Debt Document despite the intention and desire of the parties to apply the usury laws of the Commonwealth of Virginia). Accordingly, the provisions of this paragraph shall govern and control over every other provision of this Note or any other Debt Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls. As used in this paragraph, the term "INTEREST" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the obligations. In no event shall Maker or any other person be obligated to pay, or Payee have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of non-usurious interest permitted under the laws of the Commonwealth of Virginia or the applicable laws (if any) of the United States or of any other state, or (b) total interest in excess of the amount which Payee could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the obligations. On each day, if any, that the interest rate (the "Stated Rate") called for under this Note or any other Debt Document exceeds the maximum non-usurious rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the maximum non-usurious rate for that day. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the maximum non-usurious rate, in which case, the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate to the maximum non-usurious rate. The daily interest rates to be used in calculating interest at the maximum non-usurious rate shall be determined by dividing the applicable maximum non-usurious rate by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Note or in any other Debt Document which directly or indirectly relate to interest shall ever be construed without reference to this paragraph, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the maximum non-usurious rate. If the term of any obligation is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason Payee at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the maximum non-usurious rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to Payee, it shall be credited pro tanto against the then-outstanding principal balance of Maker's obligations to Payee, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

THE MAKER HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS NOTE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN MAKER AND PAYEE RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN MAKER AND PAYEE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.) THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

IMPORTANT NOTICE:

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

This Note and any Security Agreement constitute the entire agreement of the Maker and Payee with respect to the subject matter hereof and supercedes all prior understandings, agreements and representations, express or implied.

No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless in writing and signed by an authorized representative of Maker and Payee. Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

Any provision in this Note or any Security Agreement which is in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

Upon receipt of an affidavit of an officer of Payee as to the loss, theft, destruction or mutilation of this Note or any Debt Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other Debt Document, Maker will issue, in lieu thereof, a replacement Note or other Debt Document in the same principal amount thereof and otherwise of like tenor.

It is understood and agreed that this Note and all of the Debt Documents were negotiated and have been or will be delivered to Payee in the Commonwealth of Virginia, which State the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by this Note and the Debt Documents. Maker agrees to furnish to Payee at Payee's office in Alexandria, VA, all further instruments, certifications and documents to be furnished hereunder. The parties also agree that if collateral is pledged to secure the debt evidenced by this Note, that the state or states in which such collateral is located each have a substantial relationship to the parties and to the underlying transaction embodied by this Note and the Debt Documents.

MAKER AGREES THAT THE PAYEE OF THIS NOTE SHALL HAVE THE OPTION BY WHICH STATE LAWS THIS NOTE SHALL BE GOVERNED AND CONSTRUED: (A) THE LAWS OF THE COMMONWEALTH OF VIRGINIA; OR (B) IF COLLATERAL HAS BEEN PLEDGED TO SECURE THE DEBT EVIDENCED BY THIS NOTE, THEN BY THE LAWS OF THE STATE OR STATES WHERE THE COLLATERAL IS LOCATED, AT PAYEE'S OPTION. THIS CHOICE OF STATE LAWS IS EXCLUSIVE TO THE PAYEE OF THIS NOTE. MAKER SHALL NOT HAVE ANY OPTION TO CHOOSE THE LAWS BY WHICH THIS NOTE SHALL BE GOVERNED. MAKER AND GUARANTORS HEREBY CONSENT TO THE EXERCISE OF JURISDICTION OVER IT BY ANY FEDERAL COURT SITTING IN VIRGINIA OR ANY VIRGINIA COURT SELECTED BY PAYEE, FOR THE PURPOSES OF ANY AND ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE NOTE, THE LOAN AGREEMENT AND ALL OTHER DOCUMENTS. MAKER AND GUARANTORS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT, ANY CLAIM BASED ON THE CONSOLIDATION OF PROCEEDINGS IN SUCH COURTS IN WHICH PROPER VENUE MAY LIE IN DIVERGENT JURISDICTIONS, AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. MAKER AND GUARANTORS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, THE OTHER DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Confession of Judgment. In the event that this Note or any installment under this Note is not paid when due, whether by maturity or acceleration, Maker hereby appoints and constitutes Mary Zinsner and David J. Lawson, either of whom may act (a Virginia attorney) Maker's duly constituted attorney-in-fact to confess judgment pursuant to the provisions of Section 8.01-431 et seq. of the Code of Virginia of 1950, as amended, against Maker for all principal and interest due and payable under this Note, together with attorneys' fees and collection fees as provided in this Note (to the extent permitted by law), which judgment shall be confessed in the Clerk's Office of the Circuit Court of the City of Alexandria and/or Fairfax and/or Arlington Counties, Virginia. Maker shall, upon Payee's request, name such additional or alternative persons designated by Payee as Maker's duly constituted attorney-in-fact to confess judgment against Maker pursuant to the above Section. Upon request of Payee, Maker also shall agree to the designation of any additional circuit courts in the Commonwealth of Virginia in which judgment may be confessed against Maker. No single exercise of the power to confess judgment shall be deemed to exhaust the power and no judgment against fewer than all the persons constituting Maker shall bar any subsequent action or judgment against any one or more of such persons against whom judgment has not been obtained on this Note.

IMPORTANT NOTICE:

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

                                        ALSIUS CORPORATION


/s/ Dawn Steele                         By: /s/ William Worthen
-------------------------------------       ------------------------------------
(Witness)
Dawn Steele                             Name: William Worthen
-------------------------------------         ----------------------------------
(Print name)
650 Town Center Drive, 7th Floor        Title: President & CEO
Costa Mesa, CA 92626                           ---------------------------------
-------------------------------------
(Address)

                                        Federal Tax ID #:33-0493151

                                        Address: 15770 Laguna Canyon Road,
                                                 Suite 150 Irvine,
                                                 California 92618

IMPORTANT NOTICE:

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.